CERTIFICATIONS PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

David P. Butler and Gerard K. O’Reilly, Co-Principal Executive Officers, and Lisa M. Dallmer, Principal Financial Officer, of Dimensional Emerging Markets Value Fund, a Delaware statutory trust (the “Registrant”), each certify that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ David P. Butler
David P. Butler Co-Principal Executive Officer Dimensional Emerging Markets Value Fund

Date: July 6, 2020

By:	/s/ Gerard K. O’Reilly
Gerard K. O’Reilly Co-Principal Executive Officer Dimensional Emerging Markets Value Fund

Date: July 6, 2020

By:	/s/ Lisa M. Dallmer
Lisa M. Dallmer Principal Financial Officer Dimensional Emerging Markets Value Fund

Date: July 6, 2020